Exhibit 99.2

Enzo Biochem, Inc. 527 Madison Avenue New York, NY 10022

Enzo Biochem Announces New York State Health Department Approval of New
Women’s Health Diagnostics

Underscores Enzo’s Growing Test Menu of High Performing Molecular Diagnostics

NEW YORK, NY, June 8, 2017 – Enzo Biochem, Inc. (NYSE: ENZ) today announced that the New York State Department of Health has granted conditional approval for three additional women’s health related molecular diagnostic tests for use with the Company’s versatile and economic AmpiProbe® platform. Approval was given for a real-time PCR-based method for qualitative detection of Neisseria gonorrhoeae, Chlamydia trachomatis and Trichomonas vaginalis in vaginal swab specimens.

Elazar Rabbani, Ph.D., Enzo CEO and Chairman, commented “The approval of these diagnostic tests adds to the Company’s growing panel of women’s health diagnostics. Additionally, gonorrhoeae, though one with the highest incidence among women’s sexually transmitted diseases, tends also to be broadly prevalent among men.

“Since the inception of Enzo, we have been committed to advancing healthcare and in today’s challenging environment, providing affordable, reliable diagnostic testing is an imperative. These tests are part of a continued flow of robust products and services to be released. The Company’s AmpiProbe®-based pipeline includes an extensive line of assays for identification of additional women’s health infectious diseases as well as for the quantification of viral load in serum or plasma specimens. This proprietary technology platform is the foundation for this ever increasing line of medically relevant, cost-effective and easily adaptable solutions for clinical laboratories. The Company’s unique integrated Life Science-Clinical Lab structure is especially instrumental in its ability to seamlessly develop and advance products from innovation through validation and commercialization”, he added.

In addition to these products, Enzo’s development program includes a line of assays based on its proprietary flow cytometry platform for such diverse applications as cancer, infectious disease and immunology, to name a few. The Company also is developing a line of products designed to aid pathologists in differentiating the characteristics of various tumors from biopsy specimens.  Enzo molecular-based products are targeted at a market currently estimated to be in excess of $3 billion worth of laboratory service revenue domestically.

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2016. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact: For: Enzo Biochem, Inc. Steve Anreder, 212-532-3232 steven.anreder@anreder.com	or	Michael Wachs, CEOcast, Inc., 212-732-4300 mwachs@ceocast.com